                                                    EXHIBIT 4(b)(6)




     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY, TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPO-SITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRE-SENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESEN-TATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REGISTERED                              $
                                              -------------------
     No.                                     CUSIP #073902  AN8
         ------


                         THE BEAR STEARNS COMPANIES INC.

                         CMT FLOATING RATE NOTE DUE 1999


               The Bear Stearns Companies Inc., a Delaware corporation (the "Company"), for value received, hereby promises to pay to ___________, or registered assigns, the principal amount stated above on March 9, 1999 (the "Maturity Date") and to pay interest thereon at a rate per annum (the "Interest Rate") equal to the two-year Constant Maturity Treasury rate (the "CMT"), determined and reset quarterly in accordance with the provisions set forth on the reverse hereof, until the principal hereof is fully paid or duly made available for payment. The Company will pay interest on this Note quarterly in arrears on the ninth day of March, June, September and December of each year (each an "Interest Payment Date") commencing June 9, 1994. Interest on this Note will accrue from and including the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from and including the date hereof, until the principal hereof has been paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on the Interest Payment Dates, will, as provided in the Indenture referred to below, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the date, whether or not a Business Day, fifteen calendar days immediately preceding such Interest Payment Date; provided, however, that
                                           --------  -------












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


     interest payable on the Maturity Date will be payable to the Person to whom the principal hereof shall be payable; and provided, further,
                                                     --------  -------
     however, that if such Interest Payment Date would fall on a day that
     -------
     is not a Business Day, such Interest Payment Date shall be the follow-ing day that is a Business Day. Any such interest that is payable, but is not punctually paid or duly provided for, on any Interest Pay-ment Date shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

               Payment of the principal of and interest on this Note shall be made at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debt; provided, however, that payment of interest on any Interest Payment
     --------  -------
     Date (other than the Maturity Date) may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or by wire transfer of immediately available funds, if the registered holder of at least $10,000,000 in principal amount of Notes entitled to such interest has so requested by a notice in writing delivered to the Trustee not less than 16 days prior to the Interest Payment Date on which such payment is due, which notice shall provide appropriate instructions for such transfer.

               The principal hereof and interest due at maturity will be paid upon maturity in immediately available funds against presentation of this Note at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York.

               REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH ON THE FACE HEREOF.

               This Note shall be governed by and construed in accordance with the laws of the State of New York.

               This Note is one of a series of Securities of the Company designated as CMT Floating Rate Notes Due 1999.

               Unless the certificate of authentication hereon has been executed by Chemical Bank (formerly Manufacturers Hanover Trust Company), the Trustee under the Indenture, or its successor thereunder, by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

               IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

     Dated:  ________________
                                   THE BEAR STEARNS COMPANIES INC.


                                   By:____________________________
                                      President


     ATTEST:


     _____________________
     Secretary

     [Corporate Seal]


                          CERTIFICATE OF AUTHENTICATION

               This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                   CHEMICAL BANK,
                                     as Trustee

                                   By:________________________
                                      Authorized Signatory

                                [Reverse of Note]

                         THE BEAR STEARNS COMPANIES INC.

                         CMT FLOATING RATE NOTE DUE 1999


               This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness (hereinafter called the "Securities") of the Company of the series hereinafter specified, all such Securities issued and to be issued under the Indenture dated as of May 31, 1991 (herein called the "Indenture") between the Company and Chemical Bank (formerly Manufacturers Hanover Trust Company), as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and limitations of rights thereunder of the Company, the Trustee and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered. As provided in the Indenture, Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different repayment provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Note is one of a series of the Securities designated as CMT Floating Rate Notes Due 1999 (the "Notes"). The Notes are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. The Notes are not subject to a sinking fund, are not redeemable prior to maturity, and are not subject to repayment at the option of the Holder.

               The period beginning on and including the Original Issue Date and ending on but excluding the first Interest Payment Date and each successive period beginning on and including an Interest Payment Date and ending on but excluding the next succeeding Interest Payment Date is herein called an "Interest Period." For the Interest Period beginning on the Original Issue Date and ending on but excluding the first Interest Payment Date, the Notes will bear interest at the rate of 4.80% per annum. For each Interest Period thereafter, the Notes will bear interest at a rate per annum equal to the two-year CMT, which will be determined by Chemical Bank, as calculation agent (the "Calculation Agent"), for each applicable Interest Period in accordance with the following provisions:

               (i) For each applicable Interest Period, the two-year CMT will be determined on the applicable Interest Determination Date (as defined below) on the basis of the latest rate displayed at the close of business on that Interest Determination Date on Telerate page 7055 for "Yields on Treasury Constant Maturities ... Federal Reserve Board Statistical Release H.15(519) ... Mondays approximately 3:45 pm EST" (or "EDT" as the case may be) under the heading "2YR", or such page as may replace page 7055, as provided by the Telerate News Service, for the purpose of displaying rates or prices that are comparable, as determined by the Calculation Agent (after consultation with the Company), to the two-year Constant Maturity Treasury rates formerly displayed on Telerate page 7055; or

               (ii) if the information specified in subparagraph (i) above is not available at any Interest Determination Date, then the two-year CMT for the applicable Interest Period shall be determined on the basis of the two-year Treasury Constant Maturity rate (or other two-year United States Treasury rate) published as of such Interest Determination Date by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent (after consultation with the Company) determines to be comparable to the rate formerly displayed on Telerate page 7055 and published in the Federal Reserve Board Statistical Release H.15(519); or

               (iii)  if the information specified in subparagraphs (i) and
          (ii) is not available at any Interest Determination Date, then the two-year CMT for the applicable Interest Period shall be the yield to maturity of the then most recently issued direct non-callable fixed rate United States Treasury Note with an original maturity of approximately two years and a remaining term to maturity of at least one year (the "Reference Treasury Note"), as calculated by the Calculation Agent on the basis of the arithmetic mean of the secondary market bid side prices for such Reference Treasury Note quoted as of 3:00 pm, New York City time (or the closing of the market, if earlier), on such Interest Determination Date, by (and appearing in the written records of) three leading primary United States government securities dealers in New York City selected by the Calculation Agent; or

               (iv) if the information specified in subparagraphs (i) and
          (ii) above is not available at any Interest Determination Date and at least three price quotations for the Reference Treasury Note are not available at that Interest Determination Date from leading primary dealers in

          New York City as provided in subparagraph (iii) above, then the two-year CMT for the applicable Interest Period shall be the yield to maturity of the Reference Treasury Note, as calculated by the Calculation Agent on the basis of the arithmetic mean of the secondary market bid side prices for such Reference Treasury Note quoted as of 3:00 pm, New York City time (or the closing of the market, if earlier), on such Interest Determination Date, by (and appearing in the written records of) any three primary United States government securities dealers selected by the Calculation Agent (irrespective of where such dealers may be located); or

               (v)  if the information specified in subparagraphs (i) and
          (ii) above is not available at any Interest Determination Date and the Calculation Agent is unable to obtain the requisite quotations specified in either subparagraph (iii) above or subparagraph (iv) above, then the interest rate on the Notes for the applicable Interest Period shall be the same as the interest rate on the Notes in effect at that Interest Determination Date.

               As used herein, the following terms shall have the following meanings:

               "Business Day" means any date that is not a Saturday or Sunday and that, in New York City, is not a day on which banking institutions generally are authorized or required by law or executive order to close.

               "Interest Determination Date" for any Interest Period shall mean the second London Business Day preceding the Interest Payment Date commencing such Interest Period.

               Each interest payment on a Note will include interest accrued to but excluding the applicable Interest Payment Date. Interest will be calculated on the basis of twelve 30-day months and a 360-day year. All percentages resulting from any calculation on the Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point being rounded upward (e.g. 4.876545% (or .04876545) being rounded to 4.87655% (or .0487655)), and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upward).

               The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing and will confirm in writing such calculation to the Trustee and any Paying Agent immediately after each determination. Neither the Trustee nor any Paying Agent shall be responsible for any such calculation. All determinations made by the Calculation Agent shall be, in the absence of manifest error, conclusive for all purposes and binding on the Company and Holders of the Notes. At the request of any Holder, the Calculation Agent will provide to the Holder the interest rate hereon then in effect.

               If any Event of Default (as defined in the Indenture) with respect to the Notes shall occur and be continuing, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal of all the Notes due and payable in the manner and with the effect provided in the Indenture.

               The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Secu-rities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66-2/3% in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

               Holders of Securities may not enforce their rights pursuant to the Indenture or the Securities except as provided in the Inden-ture. No reference herein to the Indenture and no provision of this Note or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places, and rates, and in the coin or currency, herein prescribed.

               As provided in the Indenture and subject to certain limita-tions therein set forth, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, and this Note duly executed by, the Holder hereof or by his attorney duly authorized in writing and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

               The Notes are issuable only in registered form without cou-pons in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               Prior to the due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice of the contrary.

               All capitalized terms used in this Note and not otherwise defined herein shall have the meanings assigned to them in the Inden-ture.


                            --------------------------
                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM -           as tenants in common

     TEN ENT -           as tenants by the entireties

     JT TEN - as joint tenants with right of survivorship and not as tenants in common

     UNIF GIFT MIN ACT - ___________________ Custodian ______________
                              (Cust)                       (Minor)
                              Under Uniform Gifts to Minors Act


                         --------------------------------------------
                                               (State)

     Additional abbreviations may also be used though not in the above list.


                            -------------------------

                                   ASSIGNMENT
                                   ----------
                       FOR VALUE RECEIVED, the undersigned
                 hereby sell(s), assign(s) and transfer(s) unto



     ----------------------------------------------------------------------
     PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE


     ----------------------------------------------------------------------

     ----------------------------------------------------------------------

     ----------------------------------------------------------------------
     PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

     ----------------------------------------------------------------------
     the within Note and all rights thereunder, hereby irrevocably consti-tuting and appointing



     ----------------------------------------------------------------------

     ----------------------------------------------------------------------
                                                          Attorney
     ----------------------------------------------------
     to transfer said Note on the books of the Company, with full power of substitution in the premises.


     Dated:
                                        -----------------------------------




     ------------------------------
        (Signature Guarantee)